EXHIBIT 16



September 18, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read and agreed with the comments in Item 4 of Form 8-K of American Ecology Corporation dated September 18, 2002 ("Form 8-K").



/s/ Balukoff Lindstrom & Co., P.A.
Balukoff Lindstrom & Co., P.A.
Boise, Idaho


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